UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) December 20, 2010

Speedemissions, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance-Sheet Arrangement of a Registrant

On December 20, 2010, Speedemissions, Inc. (the “Company”) entered into a revolving line of credit loan agreement (the “Loan Agreement”) with Regions Bank (“Lender”), pursuant to which the Company may borrow up to $100,000 (One-hundred thousand dollars) in order to pay trade payables and for working capital purposes. The principal amount outstanding under the Loan Agreement is payable on demand or if no demand is made on December 20, 2011, unless extended by the Lender and the Company during an annual review of the Loan Agreement. The annual interest rate on the note is equal to the greater of i) the Prime Rate of the Lender plus 1.750% or ii) 4.75%. The promissory note contains customary representations and warranties, conditions, covenants and events of default. The Loan Agreement is collateralized by the Company’s inventory, accounts, equipment, general intangibles and fixtures. The Company may prepay the outstanding balance at any time without penalty. As of January 10, 2011, the Company had not made a draw down under the Loan Agreement.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS

Exhibit Number	Description of Document

99.1	Form of Promissory Note with Regions Bank dated December 20, 2010

99.2	Form of Commercial Security Agreement with Regions Bank dated December 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2010	Speedemissions, Inc.,
a Florida corporation

/s/ Michael S. Shanahan
	By:	Michael S. Shanahan
	Its:	Chief Financial Officer & Secretary